Repare Therapeutics Appoints Thomas Civik to its Board and as New Chairman

Former CEO of Five Prime Therapeutics brings over 25 years of leadership and commercial experience in pharma, biotech and molecular Dx

CAMBRIDGE, Mass. & MONTREAL—(BUSINESS WIRE)—Sep. 7, 2021—Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company, today announced the appointment of Thomas Civik to its Board of Directors and as its Chairman. He replaces Jerel Davis, Ph.D., Managing Director at Versant Ventures, who will remain a member of the Company’s Board.

“It is my pleasure to welcome Tom to our Board as our new Chairman,” said Repare President and CEO Lloyd M. Segal. “Tom brings a wealth of experience in developing and launching innovative oncology drugs and in leading edge molecular diagnostics. His leadership will be crucial for Repare as we continue to advance our clinical pipeline. We are fortunate to have Jerel continue as a board member, having played an integral role as our Chair from our founding within Versant to our transition over the last six years to a clinical-stage public company.”

“I am delighted to join Repare and other members of the Board during this exciting time for the Company,” said Mr. Civik. “I look forward to supporting Repare’s executive team in the execution of its business plans and strategy, as Repare looks to continue to advance novel clinical candidates, RP-3500 and RP-6306 further into the clinic, while continuing to leverage its differentiated SNIPRx platform to discover, develop and launch new precision oncology therapeutics.”

“It’s my pleasure to welcome Tom to the Board of Repare,” said Dr. Davis. “His extensive leadership experience of clinical- and commercial-stage biotech and pharma companies makes him an exceptional fit as Repare enters its next stage of growth.”

Tom Civik most recently served as President and Chief Executive Officer of Five Prime Therapeutics until its acquisition by Amgen for $1.9 billion in April 2021. He was previously Chief Commercial Officer at Foundation Medicine, delivering significant growth during his tenure and launching the first ever FDA-approved pan-cancer comprehensive genomic test. He held various roles over a 17-year career at Genentech, including responsibility for several important therapies such as Avastin, Tecentriq, Alecensa and Tarceva. Mr. Civik earned a B.A. from St. Norbert College, and an M.B.A. from Northwestern University Kellogg School of Management.

About Repare Therapeutics’ SNIPRx® Platform

Repare’s SNIPRx® platform is a genome-wide CRISPR-based screening approach that utilizes proprietary isogenic cell lines to identify novel and known synthetic lethal gene pairs and the corresponding patients who are most likely to benefit from the Company’s therapies based on the genetic profile of their tumors. Repare’s platform enables the development of precision therapeutics in patients whose tumors contain one or more genomic alterations identified by SNIPRx® screening, in order to selectively target those tumors in patients most likely to achieve clinical benefit from resulting product candidates.

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes its lead product candidate RP-3500, a potential leading ATR inhibitor currently in Phase 1/2 clinical development, its second clinical candidate, RP-6306, a PKMYT1 inhibitor currently in Phase 1 clinical development, a Polq inhibitor program, as well as eight other early-stage, pre-clinical programs. For more information, please visit reparerx.com.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s business strategy and pipeline including the clinical development of the Company’s pipeline, ability to develop new therapeutics and eventual transition into a commercial stage company. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including the impacts of the COVID-19 pandemic on the Company’s business, clinical trials and financial position, unexpected safety or efficacy data observed during preclinical studies or clinical trials, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Quarterly Report for the period ended June 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on August 12, 2021 and any subsequent filings with the SEC. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Repare Contact:

Steve Forte

Chief Financial Officer

Repare Therapeutics Inc.

info@reparerx.com

Investors:

Kimberly Minarovich

Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902